UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, NH353, Golden, Colorado 80401

111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada H3C 2M1

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2023, Molson Coors Beverage Company (the “Company”) announced that effective April 30, 2023, Peter Marino, the Company’s President, Emerging Growth will depart from the Company. In connection with his departure, the Company expects it will enter into a severance agreement with Mr. Marino.

Further, effective March 1, 2023, Michelle St. Jacques, the Company’s Chief Marketing Officer, will be appointed as the Company’s Chief Commercial Officer. Ms. St. Jacques currently serves as Chief Marketing Officer and served in that role since November 2019. She previously served as Chief Marketing Officer of MillerCoors from February 2019 until November 2019. From 2015 to January 2019, Ms. St. Jacques served as Senior Vice President and Head of Global Brand & Marketing Capabilities for Kraft Heinz Company, in addition to a number of other roles with the company. Prior to the 2015 merger of Kraft and Heinz, she served as Vice President of Heinz Brand for H. J. Heinz Company from 2014 to 2015.

In connection with such appointment, the Company provided to Ms. St. Jacques a written offer letter (the “Offer Letter”), which was accepted by Ms. St. Jacques, and provides for the following compensation terms for Ms. St. Jacques. Ms. St. Jacques will receive an initial gross annual salary of $710,000 per year and is eligible to participate in the Molson Coors Incentive Plan (MCIP) subject to plan rules, with a target annual bonus equal to 90% of her eligible earnings. Ms. St. Jacques will also be eligible to participate in the Molson Coors Long-Term Incentive Plan (LTIP), with an annual target grant date value of $1,500,000. She will also be eligible for the Company’s standard employee benefits as in effect from time to time on the same basis as generally made available to other senior management of the Company.

There are no family relationships between Ms. St. Jacques and any director or executive officer of the Company, and there are no relationships or related transactions between Ms. St. Jacques and the Company that would be required to be reported under Item 404 of Regulation S-K. The appointment of Ms. St. Jacques was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated February 23, 2023, by and between Molson Coors Beverage Company and Michelle St. Jacques.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	February 28, 2023	By:	/s/ Anne-Marie W. D’Angelo
Anne-Marie W. D’Angelo
Chief Legal & Government Affairs Officer and Secretary

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